As filed with the Securities and Exchange Commission on May 13, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ISOENERGY LTD.

(Exact name of Registrant as specified in its charter)

Ontario, Canada (Province or other jurisdiction of incorporation or organization)	1090 (Primary Standard Industrial Classification Code Number, if applicable)	N/A (I.R.S. Employer Identification No., if applicable)

217 Queen Street West, Suite 401

Toronto, Ontario

M5V 0R2 Canada

1 (833) 572-2333

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Name, address (including zip code) and telephone number

(including area code) of agent for service in the United States)

Graham du Preez IsoEnergy Ltd. 217 Queen Street West, Suite 401 Toronto, Ontario M5V 0R2 Canada 1 (833) 572-2333	Jamie Litchen Cassels Brock & Blackwell LLP Suite 3200, Bay Adelaide Centre 40 Temperance Street Toronto, Ontario M5H 0B4 Canada (416) 869-5328	Adam M. Givertz Christian G. Kurtz Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 United States (212) 373-3000

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐	at some future date (check the appropriate box below):

	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

PART I

INFORMATION REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

AMENDMENT NO. 1 TO SHORT FORM BASE SHELF PROSPECTUS
DATED SEPTEMBER 5, 2024

May 8, 2025

IsoEnergy Ltd.

$200,000,000

Common Shares

Warrants

Units

Debt Securities

Subscription Receipts

The short form base shelf prospectus dated September 5, 2024 (the “Prospectus”) relating to the offering for sale by IsoEnergy Ltd. (the “Company” or “IsoEnergy”) during the 25-month period that the Prospectus, including any amendments thereto, remains valid, of up to $200,000,000 in the aggregate of: (i) common shares (“Common Shares”) of the Company; (ii) Warrants to purchase other Securities; (iii) Units comprised of one or more of the other Securities; (iv) Debt Securities, including debt securities convertible or exchangeable into other securities of the Company; and (v) Subscription Receipts, is hereby amended as set forth herein by this Amendment No. 1 (this “Amendment”). Capitalized terms used but not otherwise defined in this Amendment have the meanings ascribed thereto in the Prospectus.

Specifically, the Prospectus is amended by this Amendment as follows:

(i)	by deleting the second paragraph on the cover page of the Prospectus.

(ii)	by deleting the fourth paragraph on page iii of the Prospectus and replacing it with the following, so that such paragraph, as so amended, reads as follows:

“The Company’s outstanding Common Shares are traded on the TSX under the symbol “ISO” and on the NYSE American LLC (the “NYSE American”) under the symbol “ISOU”. On May 7, 2025, the last trading day before the date of this Amendment, the closing price of the Common Shares on the TSX was $9.11 and on the NYSE American was US$6.52.

(iii)	by adding the following paragraph at the end of the heading “General Matters” contained on page 1 of the Prospectus:

“A registration statement on Form F-10 will be filed by the Company with the Securities and Exchange Commission (the “SEC”) in respect of the offering of Securities (the “Registration Statement”). The Registration Statement, of which this Prospectus constitutes a part, contains additional information not included in this Prospectus, certain items of which are contained in the exhibits to such Registration Statement, pursuant to the rules and regulations of the SEC. Under the Registration Statement, the Company may, from time to time, sell Securities described in this Prospectus in one or more offerings up to an aggregate offering amount of $200,000,000. Each time the Company sells Securities under the Registration Statement, it will provide a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before you invest, you should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Documents Incorporated by Reference” herein and therein. Investors in the United States should also refer to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Securities.”

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(iv)	by adding the following paragraph at the end of the heading “Technical Information” contained on page 3 of the Prospectus:

“This Prospectus has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ in certain material respects from the disclosure requirements promulgated by the SEC. For example, the terms “mineral reserve”, “proven mineral reserve”, “probable mineral reserve”, “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are Canadian mining terms as defined in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in the disclosure requirements promulgated by the SEC. Accordingly, information contained in this Prospectus may not be comparable to similar information made public by United States companies reporting pursuant to SEC disclosure requirements.”

(v)	by deleting the second paragraph under the heading “Documents Incorporated by Reference” contained on pages 3 and 4 of the Prospectus and replacing it with the following, so that such paragraph, as so amended, reads as follows:

“The following documents, each of which has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, other than Quebec (the “Canadian Securities Authorities”), are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the annual information form of the Company for the year ended December 31, 2024 dated February 27, 2025 (the “Annual Information Form”);

(b)	the amended audited consolidated financial statements of the Company as at and for the years ended December 31, 2024 and 2023, and related notes thereto, together with the independent auditors’ report thereon;

(c)	the management’s discussion and analysis of the Company for the years ended December 31, 2024 and 2023 (the “Annual MD&A”);

(d)	the unaudited condensed consolidated interim financial statements of the Company as at and for the three months ended March 31, 2025 and 2024 and related notes thereto;

(e)	the management’s discussion and analysis of the Company for the three months ended March 31, 2025 and 2024;

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(f)	the Company’s management information circular dated April 19, 2024 in respect of the annual general and special meeting of shareholders of the Company held on May 22, 2024;

(g)	the material change report of the dated February 14, 2025 relating to the announcement of the Offering and the Concurrent Private Placement (each as defined herein);

(h)	the material change report of the Company dated March 5, 2025 relating to the closing of the Offering and the Concurrent Private Placement;

(i)	the material change report of the Company dated March 24, 2025 relating to the Consolidation (as defined herein).”

(vi)	by adding the following paragraph after the third paragraph under the heading “Documents Incorporated by Reference” contained on page 4 of the Prospectus:

“Documents that the Company files with, or furnishes to, the SEC or similar authorities in Canada which are in the Company’s reports on Form 6-K or annual reports on Form 40-F under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case on or after the date of this Prospectus, shall be deemed to be incorporated by reference as exhibits to the Registration Statement of which this Prospectus forms a part, if and to the extent, in the case of any report on Form 6-K, expressly provided in such document. The Company’s current reports on Form 6-K and its annual reports on Form 40-F are available on the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) website at www.sec.gov.”

(vii)	by adding the following section under a new heading “Documents Filed as Part of this Registration Statement” after the section entitled “Documents Incorporated by Reference” on page 5 of the Prospectus:

“The following documents will be filed with the SEC as part of the Registration Statement on Form F-10 of which this Prospectus will form a part: (i) the documents listed under the heading “Documents Incorporated by Reference”; (ii) powers of attorney from the Company’s directors and officers, as applicable; (iii) the consent of KPMG LLP; and (iv) the consent of each expert listed in the exhibit index of the Registration Statement. A copy of the form of warrant indenture, subscription receipt agreement, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the Exchange Act.”

(viii)	by adding the following disclosure at the end of the subheading “General” contained on page 5 of the Prospectus:

“Effective on March 20, 2025, the Company filed articles of amendment to effect the consolidation (the “Consolidation”) of the issued and outstanding Common Shares of the Company on the basis of one post-Consolidation Common Share for every four pre-Consolidation Common Shares (the “Consolidation Ratio”). The Consolidation was approved at the special meeting of shareholders of the Company held on December 3, 2024.”

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(ix)	by adding the following paragraphs under the subheading “Recent Developments” contained on page 7 of the Prospectus and replacing it with the following, so that such section, as so amended, reads as follows:

“On February 28, 2025, the Company closed a bought deal financing (the “Offering”), pursuant to which the Company sold 5,335,300 federal flow-through Common Shares (“Premium FT Shares”) that qualify as “flow-through shares” (within the meaning of subsection 66(15) of the Income Tax Act (Canada) and were sold on a flow-through basis at an offer price of $3.75 per Premium FT Share, for aggregate gross proceeds of $20,007,375, which includes the full exercise of the over-allotment option by the underwriters. Concurrently, the Company also closed a non-brokered private placement (the “Concurrent Private Placement”) pursuant to which the Company issued 2,500,000 Common Shares (which for greater certainty will not qualify as “flow-through shares”) at a price of $2.50 per Common Share with NexGen Energy Ltd. for aggregate gross proceeds of $6,250,000.

On March 19, 2025, IsoEnergy announced that the Board of Directors of the Company approved the Consolidation on the basis of one post-Consolidation Common Share for every four pre-Consolidation Common Shares. The Consolidation became effective on March 20, 2025, with the post-Consolidation Common Shares commencing trading on the TSX at market open on March 24, 2025. The Consolidation was implemented in connection with the Company’s application to list its Common Shares on the NYSE American.

On May 5, 2025, the Common Shares commenced trading on the NYSE American under the symbol “ISOU”. The Common Shares remain listed on the TSX under the symbol “ISO”.

See “Recent Developments” in the Company’s Annual Information Form.”

(x)	by deleting the paragraph under the subheading “Offerings in the United States” contained on page 10 of the Prospectus.

(xi)	by deleting the paragraph under the heading “Market for Securities” contained on page 18 of the Prospectus and replacing it with the following, so that such section, as so amended, reads as follows:

“The outstanding Common Shares are currently traded on the TSX under the trading symbol “ISO” and on the NYSE American under the trading symbol “ISOU”. The trading price and volume of the Common Shares will be provided as required in each Prospectus Supplement to the Prospectus.”

(xii)	by deleting the risk factor entitled “Active Liquid Market for Common Shares” under the subheading “Risks Related to an Offering of Securities” contained on page 20 of the Prospectus and replacing it with the following, so that such section, as so amended, reads as follows:

“Active Liquid Market for Common Shares

There may not be an active, liquid market for the Common Shares. There is no guarantee that an active trading market for the Common Shares will be maintained on the TSX and/or the NYSE American. Investors may not be able to sell their Common Shares quickly or at the latest market price if trading in the Common Shares is not active.”

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(xiii)	by adding an additional risk factor entitled “Regulatory Factors and International Trade Restrictions” under the subheading “Risks Related to the Business” on page 21 of the Prospectus that reads as follows:

“Regulatory Factors and International Trade Restrictions

The international uranium industry, including the supply of uranium concentrates, is relatively small, highly competitive and heavily regulated. Worldwide demand for uranium is directly tied to the demand for electricity produced by the nuclear power industry, which is also subject to extensive government regulation and policies. The development of mines and related facilities is contingent upon governmental approvals that are complex and time consuming to obtain and which, depending upon the location of the project, involve multiple governmental agencies. The duration and success of such approvals are subject to many variables outside of the Company’s control. Any significant delays in obtaining or renewing such permits or licences in the future could have a material adverse effect on the Company.

In addition, the international marketing and trade of uranium is subject to potential changes in governmental policies, regulatory requirements and international trade restrictions (including trade agreements, customs, duties and taxes), which are beyond the control of the Company. Changes in regulatory requirements, customs, duties or taxes may affect the supply of uranium to the United States and Europe, which are currently the largest consumption markets for uranium in the world, as well as the future of supply to developing  markets, such as China and India.

In particular, pursuant to an executive order, the United States has recently enacted significant new import tariffs on trade and transactions with Canada and other trading partners.  Canada has announced proposed retaliatory import tariffs on trade and transactions from the United States. There is significant uncertainty surrounding further changes in governmental policy, particularly with respect to such trade policies, treaties and tariffs.  These developments, and any similar further changes in governmental policy, may have a material adverse effect on global economic conditions and financial markets. The full economic impact of any such changes in governmental policy on the Company remains uncertain and is dependent on the severity and duration of the tariffs and any other measures imposed which, if prolonged, could increase costs and decrease demand for any minerals that may be extracted by the Company.”

(xiv)	by deleting the second paragraph under the heading “Interest of Experts” on page 22 of the Prospectus and replacing it with the following, so that such paragraph, as so amended, reads as follows:

“Dan Brisbin, P.Geo., PhD, IsoEnergy’s Vice President, Exploration, is a “qualified person” (as defined in NI 43-101) and has reviewed and approved the information regarding the updates on the recommended work program and details of the exploration and development plan that IsoEnergy is planning and currently executing on the Larocque East Property included in the Annual Information Form under the heading “The Larocque East Property – Exploration, Development and Production”.”

(xv)	by deleting the final paragraph under the heading “Interest of Experts” on page 23 of the Prospectus.

(xvi)	by adding the following section under a new heading “Where You Can Find More Information” after the section entitled “Interest of Experts” on page 23 of the Prospectus:

“In addition to the Company’s continuous disclosure obligations under the securities laws of each of the provinces and territories of Canada, the Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the SEC. Under the multijurisdictional disclosure system, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Any information filed with the SEC is electronically available on EDGAR, and may be accessed at www.sec.gov.

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The Company will file with the SEC a Registration Statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with respect to the Securities offered by this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the Securities offered in this Prospectus, reference is made to the Registration Statement and to the schedules and exhibits filed therewith. Statements contained in this Prospectus as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. In connection with any offering of Securities, the Company will prepare a Prospectus Supplement that will contain specific information about the terms of such offering and the Prospectus Supplement will be delivered to purchasers of such Securities together with this Prospectus except in cases where an exemption from such delivery requirements is available. The Prospectus Supplement may also add, update or change information contained in this Prospectus.”

To date, IsoEnergy has distributed 5,335,300 Common Shares with an aggregate value of $20,007,375 under the Prospectus. The Company is satisfied that it has sufficient working capital to fund operations and planned activities over the next 12 months.

All information permitted, under applicable laws, to be omitted from the Prospectus that has been omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with the Prospectus, except in cases where an exemption from such delivery requirements is available. Each Prospectus Supplement containing the specific terms of any Securities will be incorporated by reference into the Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Prospective investors should read the Prospectus (including any amendment thereto) and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to the Prospectus. The Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

Investing in the Securities involves significant risks. Prospective purchasers of the Securities should carefully consider the risk factors described under the heading “Risk Factors” and elsewhere in the Prospectus and in the documents incorporated by reference in the Prospectus and the Prospectus Supplement.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE SECURITIES OFFERED HEREBY OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospective investors should be aware that the acquisition of the Securities described in the Prospectus may have tax consequences in both the United States and Canada. Such consequences may not be described fully in the Prospectus or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in the Prospectus under the heading “Certain Federal Income Tax Considerations” as well as the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The Company is a foreign private issuer under United States securities laws and is permitted under the multijurisdictional disclosure system adopted by the United States and Canada to prepare the Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The Company has prepared its financial statements, incorporated herein by reference, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and its consolidated financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards. As a result, they may not be comparable to financial statements of United States companies.

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Prospective investors’ ability to enforce civil liabilities under United States federal securities laws may be affected adversely because (a) the Company is incorporated under the laws of Ontario, Canada, (b) some of the Company’s officers and directors and some of the experts named in this Prospectus are non-U.S. residents, and (c) some of the Company’s assets and some of the assets of those directors and experts may be located outside of the United States.

Leigh Curyer and Christopher McFadden, directors of the Company who reside outside of Canada, have appointed IsoEnergy, Suite 200, 475 2nd Avenue South, Saskatoon, Saskatchewan, S7K 1P4, as their agent for service of process in Canada. Prospective purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process, see “Risk Factors” in the Prospectus.

The Prospectus must be read together with this Amendment, any documents incorporated or deemed to be incorporated by reference therein from time to time and any supplements relating to an offering of Securities thereunder. The statements contained in the Prospectus or in a document incorporated or deemed to be incorporated by reference therein on or subsequent to September 5, 2024 are modified or superseded for the purposes of this Amendment to the extent that a statement contained in any subsequently filed document, which also is or is deemed to be incorporated by reference therein, modifies or supersedes that statement.

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SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering

September 5, 2024

IsoEnergy Ltd.

$200,000,000

Common Shares

Warrants

Units

Debt Securities

Subscription Receipts

This short form base shelf prospectus (this “Prospectus”) relates to the offering for sale by IsoEnergy Ltd. (the “Company” or “IsoEnergy”) during the 25-month period that this Prospectus, including any amendments thereto, remains valid, of up to $200,000,000 in the aggregate of: (i) common shares (“Common Shares”) of the Company; (ii) warrants (“Warrants”) to purchase other Securities (as defined herein); (iii) units (“Units”) comprised of one or more of the other Securities; (iv) senior and subordinated unsecured debt securities (collectively, “Debt Securities”), including debt securities convertible or exchangeable into other securities of the Company; and (v) subscription receipts (“Subscription Receipts” and together with the Common Shares, Warrants, Units and Debt Securities, collectively referred to herein as the “Securities”). The Securities may be offered separately or together, in amounts, at prices and on terms determined based on market conditions at the time of the sale and as set forth in an accompanying prospectus supplement (“Prospectus Supplement”) to this Prospectus.

All information permitted, under applicable laws, to be omitted from this Prospectus that has been omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements is available. Each Prospectus Supplement containing the specific terms of any Securities will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. Prospective investors should read this Prospectus and any applicable Prospectus Supplement carefully before investing in any Securities issued pursuant to the Prospectus. This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The specific terms of any Securities offered will be described in a Prospectus Supplement, including: (i) in the case of Common Shares, the number of Common Shares offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution) and any other specific terms; (ii) in the case of Warrants, the number of Warrants being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise and any other specific terms; (iii) in the case of Units, the number of Units offered, the offering price, the designation, number and terms of the other Securities comprising the Units, and any other specific terms; (iv) in the case of the Debt Securities, the specific designation of the Debt Securities, whether such Debt Securities are senior or subordinate, the aggregate principal amount of the Debt Securities being offered, the currency or currency unit in which the Debt Securities may be purchased, authorized denominations, any limit on the aggregate principal amount of the Debt Securities of the series being offered, the issue and delivery date, the maturity date, the offering price (at par, at a discount or at a premium), the interest rate or method of determining the interest rate, the interest payment date(s), any conversion or exchange rights that are attached to the Debt Securities, any redemption provisions, any repayment provisions and any other specific terms; and (v) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, and any other specific terms. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such Securities. The Securities may be sold through underwriters or dealers, directly by us pursuant to applicable statutory exemptions, or through designated agents from time to time. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the net proceeds to us and any other material terms of the plan of distribution. Certain of the Company’s securityholders (each a “Selling Securityholder”) may also offer and sell Securities under this Prospectus. The Prospectus Supplement relating to a particular offering of Securities by a Selling Securityholder will include all disclosure regarding the Selling Securityholders required under NI 44-101, including the identity of the anticipated Selling Securityholders, their country of residence, and the types and numbers of Securities it anticipates will be sold by the Selling Securityholder.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, including sales made directly on the Toronto Stock Exchange (the “TSX”) or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. See “Plan of Distribution”.

This Prospectus may qualify an “at-the-market distribution” as defined in NI 44-102. This Prospectus does not qualify the issuance of Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates such as CORRA (the Canadian Overnight Repo Rate Average), EURIBOR, or a United States federal funds rate.

Unless otherwise specified in the relevant Prospectus Supplement, subject to applicable laws, in connection with any offering of Securities, other than an “at-the-market distribution” (as defined in Canadian National Instrument 44-102 – Shelf Distributions (“NI 44-102”) of the Canadian Securities Administrators), the underwriters, dealers, or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities distributed, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities distributed. A purchaser who acquires Securities forming part of the underwriters’ or dealers’ over-allocation position acquires those Securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See “Plan of Distribution”.

The Company’s outstanding Common Shares are traded on the TSX under the symbol “ISO” and on the OTCQX Venture Market (the “OTCQB”) under the symbol “ISENF”. On September 4, 2024, the last trading day before the date of this Prospectus, the closing price of the Common Shares on the TSX was $2.68 and on the OTCQX was US$2.00.

Unless specified in the applicable Prospectus Supplement, the Warrants, Units, Debt Securities and Subscription Receipts will not be listed on any securities exchange. Consequently, unless otherwise specified in the applicable Prospectus Supplement, there is no market through which the Warrants, Units, Debt Securities and Subscription Receipts may be sold and purchasers may not be able to resell the Warrants, Units, Debt Securities and Subscription Receipts purchased under this Prospectus and the Prospectus Supplement. This may affect the pricing of the Warrants, Units, Debt Securities and Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of the Warrants, Units, Debt Securities and Subscription Receipts and the extent of issuer regulation. See “Risk Factors”.

Investing in the Securities involves significant risks. Prospective purchasers of the Securities should carefully consider the risk factors described under the heading “Risk Factors” and elsewhere in this Prospectus and in the documents incorporated by reference in this Prospectus.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion contained in this Prospectus under the heading “Certain Federal Income Tax Considerations” as well as the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

The Company will file, with the (final) Prospectus, an undertaking with each of the securities regulatory authorities in each of the provinces and territories of Canada that it will not distribute Securities pursuant to this Prospectus, as it may be supplemented or amended, that at the time of distribution, are “novel” (as such term is defined in NI 44-102), including specified derivatives, novel asset-backed securities, or Warrants that are convertible into or exchange or exercisable for securities of an entity other than the Company or its affiliates, unless the applicable Prospectus Supplement(s) pertaining to the distribution of the novel securities is either (a) first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where such novel securities are distributed, or (b) 10 business days have elapsed since the date of delivery to the applicable securities regulatory authority of the draft Prospectus Supplement in substantially final form and the applicable securities regulatory authority has not provided written comments on the draft Prospectus Supplement.

Leigh Curyer and Chrisopher McFadden, directors of the Company who reside outside of Canada, have appointed IsoEnergy, Suite 200, 475 2nd Avenue South, Saskatoon, Saskatchewan, S7K 1P4, as their agent for service of process in Canada. Prospective purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process, see “Risk Factors”.

In this Prospectus, references to the “Company”, “we”, “us” and “our” refers to IsoEnergy Ltd. and/or, as applicable, its subsidiaries. The Company’s head office and registered office is located at 217 Queen Street West, Suite 401, Toronto, Ontario M5V 0R2.

v

GENERAL MATTERS

Readers should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. The Company has not authorized anyone to provide readers with different information and the Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Company is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. Readers should not assume that the information contained in this Prospectus, any applicable Prospectus Supplement and the documents contained or incorporated by reference herein and therein is accurate as of any date other than the date on the front of such documents, regardless of the time of delivery or of any sale of the Securities. Information contained on the Company’s website should not be deemed to be a part of this Prospectus or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities. The Company’s business, financial condition, results of operations and prospects may have changed since that date.

The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell the Securities and is not soliciting an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The Securities will not be distributed, directly or indirectly, in Canada or to residents of Canada in contravention of the securities laws of any province or territory of Canada.

In this Prospectus, references to “$” are to Canadian dollars and references to “US$” are to United States dollars.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and the documents incorporated by reference herein contain certain “forward-looking information” and “forward-looking statements”, within the meaning of applicable securities legislation (collectively, “forward-looking information”). Forward-looking information is based upon the Company’s current internal expectations, estimates, projections, assumptions and beliefs. Such statements can be identified by the use of forward-looking terminology such as “expect”, “believe”, “likely”, “may”, “would”, “will”, “could”, “should”, “intend”, “anticipate”, “potential”, “proposed”, “estimate”, “project”, “continue”, “plan”, “aim” and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussions of strategy. Forward-looking information includes estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. The Company has based this forward-looking information on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs, as the case may be. Such forward-looking information is made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document.

Forward-looking information in this Prospectus and the documents incorporated by reference herein include, but are not limited to, statements with respect to: the Company’s future prospects and outlook; the Company’s planned exploration and development activities and the anticipated success of ongoing and future exploration and development activities; capital expenditures and proposed work programs at the Larocque East Property (as defined herein and the Tony M Mine (as defined herein); the Company’s results of operations, performance and business developments; the ability of the Company to achieve commercial production at any of its mineral properties; contingent payments that the Company may be required to make in the future including potential issuances of Common Shares in connection therewith; compliance with environmental protection requirements and the implementation of policies and other measures to ensure compliance with social and environmental mandates; the future price of uranium; regulation of the nuclear energy industry; government regulation of mining operations and environmental risks; the Company’s plan to acquire uranium projects in Australia, Canada and the United States; prospects for the development of the Company’s current and future uranium projects; the Company’s exercise of various options to purchase mineral properties; the Company’s expectations regarding the announcement of results from its drill program; the Company’s results of operations, performance and business developments; the ability of the Company to achieve commercial production at any of its mineral properties; contingent payments that the Company may be required to make in the future; issuances of Common Shares that the Company may be required to make in the future, compliance with environmental protection requirements and the implementation of policies and other measures to ensure compliance with social and environmental mandates; the future price of uranium; the competitive and business strategies of the Company; the Company’s anticipated operating cash requirements and future financing needs; the anticipated future gross revenues and profit margins of the Company’s operations; the Company’s expectations regarding its revenue, expenses and operations; the Company’s intention to maximize the utilization of the Company’s existing assets and investments; the applicable laws, regulations and any amendments thereof; expectations with respect to the renewal and/or extension of the Company’s permits and licences; ability to successfully leverage current and future strategic partnerships and alliances; the Company’s ability to continue to attract, develop, motivate and retain personnel; anticipated labour and material costs; the Company’s competitive condition and expectations regarding competition, including pricing and demand expectations and the regulatory environment in which the Company operates; anticipated trends and challenges in the Company’s business and the markets and jurisdictions in which the Company operates; and other events or conditions that may occur in the future.

Forward-looking information is based on the opinions, assumptions and estimates of management considered reasonable at the date the statements are made, and are inherently subject to a variety of risks and uncertainties and other known and unknown factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Such factors include: the Company having no history of mineral production; negative operating cash flow and dependence on third-party financing; the price of uranium; public acceptance of nuclear energy; regulatory factors and international trade restrictions; uranium competing with other viable energy sources; mineral tenure risks; risks related to acquisitions and integration; risks related to option agreements that the Company may enter into; exploration, development and operating risks; risks associated with the uncertainty of exploration results and estimates and that the mineral resource potential will be achieved on exploration projects; no mineral reserves; permitting risks; risks related to there being a limited number of potential customers for the Company’s products; risks related to the economics of developing mineral properties and the development of new mines; health, safety and environmental risks and hazards; foreign operations and political risks; risks related to significant shareholders; risks related to the market price of the Common Shares; risks related to the Company’s operations in the State of Virginia; risks related to community relations; risks related to First Nations title claims and Aboriginal heritage issues; risks related to non-governmental organizations; the availability and costs of infrastructure, energy and other commodities; insurance and uninsured risks; competition risks; risks associated with tax matters; risks related to foreign mining tax regimes; risks relating to potential litigation; nature and climatic conditions, and risks related to changes in climatic conditions due to climate change; information technology risks; risks relating to the dependence of the Company on outside parties and key management personnel; conflicts of interest; risks related to disclosure and internal controls; risks related to global financial conditions.

Readers are cautioned that the above list of factors is not exhaustive. A number of other factors could cause actual events, performance or results to differ materially from what is projected in forward-looking information. For additional risk factors that could cause results to differ materially from forward-looking information, see the section entitled “Risk Factors” below, and in the section entitled “Risk Factors” in the Annual Information Form (as defined herein) and in the Annual MD&A (as defined herein) filed with the securities regulators and available under the Company’s profile on the System for Electronic Document Analysis and Retrieval (“SEDAR+”) at www.sedarplus.ca. The purpose of forward-looking information is to provide the reader with a description of management’s current expectations and plans that allows investors and others to get a better understanding of the Company’s operating environment, business operations and financial performance and condition, and such forward-looking information may not be appropriate for any other purpose. You should not place undue reliance on forward-looking statements contained in this Prospectus or in any document incorporated by reference herein. Although the Company believes that the expectations reflected in such forward-looking information are reasonable, it can give no assurance that such expectations will prove to have been correct. Investors are cautioned not to put undue reliance on forward-looking information. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

The forward-looking information contained in this Prospectus and the documents incorporated by reference herein are expressly qualified in their entirety by the foregoing cautionary statement. Investors should read this entire Prospectus, including the Annual Information Form (as defined herein), and each applicable Prospectus Supplement, and consult their own professional advisers to ascertain and assess the income tax and legal risks and other aspects associated with holding Securities.

TECHNICAL INFORMATION

If, after the date of this Prospectus, the Company is required by Section 4.2 of National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) to file a technical report to support scientific or technical information that relates to a mineral project on a property that is material to the Company, the Company will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words “preliminary short form prospectus” refer to a “shelf prospectus supplement”.

MARKETING MATERIALS

Any template version of marketing materials (as such terms are defined in National Instrument 41-101 – General Prospectus Requirements) that are utilized in connection with the distribution of Securities will be filed under the Company’s profile on SEDAR+ at www.sedarplus.ca. In the event that such marketing materials are filed after the date of the applicable Prospectus Supplement for the offering and before termination of the distribution of such Securities, such filed versions of the marketing materials will be deemed to be incorporated by reference into the applicable Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the CFO of the Company at Suite 200, 475 2nd Avenue South, Saskatoon, Saskatchewan, S7K 1P4, telephone (306) 653-6255, and are also available electronically under the Company’s profile on SEDAR+ at www.sedarplus.ca. The filings of the Company through SEDAR+ are not incorporated by reference in this Prospectus except as specifically set out herein.

The following documents, each of which has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, other than Quebec (the “Canadian Securities Authorities”), are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	the annual information form of the Company for the year ended December 31, 2023 dated June 27, 2024 (the “Annual Information Form”);

(b)	the audited consolidated financial statements of the Company as at and for the years ended December 31, 2023 and 2022, and related notes thereto, together with the independent auditors’ report thereon;

(c)	the management’s discussion and analysis of the Company for the years ended December 31, 2023 and 2022 (the “Annual MD&A”);

(d)	the unaudited condensed consolidated interim financial statements of the Company as at and for the three and six months ended June 30, 2024 and 2023 and related notes thereto (the “Interim Financial Statements”);

(e)	the management’s discussion and analysis of the Company for the three and six months ended June 30, 2024 and 2023;

(f)	the Company’s management information circular dated April 19, 2024 in respect of the annual general and special meeting of shareholders of the Company held on May 22, 2024;

(g)	the material change report of the Company dated January 24, 2024 relating to the announcement of the Company’s entrance into an agreement with Eight Capital to act as co-lead underwriter and joint bookrunner on behalf of a syndicate of underwriters pursuant to which the underwriters agreed to purchase for resale, on a “bought deal” basis, 3,200,000 federal flow-through common shares of the Company (“Premium FT Shares”) at an offer price of C$6.25 per Premium FT Share, for aggregate gross proceeds of C$20,000,000;

(h)	the material change report of the Company dated February 20, 2024 relating to the announcement of the closing of its previously announced private placement offering, pursuant to which the Company sold 3,680,000 Premium FT Shares at an offer price of C$6.25 per Premium FT Share, for aggregate gross proceeds of C$23,000,000, which includes the exercise of the underwriters’ over-allotment option; and

(i)	the business acquisition report of the Company dated February 15, 2024, relating to the acquisition of all of the issued and outstanding common shares of Consolidated Uranium Inc. (“Consolidated Uranium”) not already held by the Company or its affiliates by way of a court approved plan of arrangement under the Business Corporations Act (Ontario).

Any document of the type referred to in Section 11.1 of Form 44-101F1 of National Instrument 44-101 – Short Form Prospectus Distributions (“NI 44-101”) filed by the Company with the Canadian Securities Authorities and all Prospectus Supplements (only in respect of the offering of Securities to which that particular Prospectus Supplement relates) disclosing additional or updated information including the documents incorporated by reference herein, filed pursuant to the requirements of the applicable securities legislation in Canada after the date of this Prospectus and prior to the date that is 25 months from the date of the (final) Prospectus shall be deemed to be incorporated by reference into the Prospectus. These documents are available under the Company’s profile on SEDAR+ at www.sedarplus.ca.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies, replaces or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

A Prospectus Supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with the Prospectus to the extent required under applicable securities laws and will be deemed to be incorporated by reference into the Prospectus as of the date of such Prospectus Supplement, but only for the purposes of the offering of Securities covered by that Prospectus Supplement.

Upon filing of a new annual information form and related annual consolidated financial statements with, and where required, accepted by, the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, including all amendments thereto, the previous annual financial statements and all unaudited condensed consolidated interim financial statements (and related management’s discussion and analysis in the interim reports for such periods), material change reports and management information circulars filed prior to the commencement of the fiscal year in which the new annual information form is filed, shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of Securities hereunder.

THE COMPANY

General

The Company was formed by way of an amalgamation completed on October 12, 2016 between a company also called “IsoEnergy Ltd.” (“Old IsoEnergy”) and 1089338 B.C. Ltd. (then a wholly owned subsidiary of NexGen Energy Ltd. (“NexGen”)), pursuant to section 269 of the Business Corporations Act (British Columbia) (“BCBCA”).

Old IsoEnergy was incorporated on February 2, 2016 under the BCBCA as a wholly-owned subsidiary of NexGen to acquire certain exploration assets of NexGen. NexGen is a Canadian based uranium exploration company focused on the advancement of its Rook 1 Project in the Athabasca Basin, Saskatchewan. As of the date hereof, NexGen holds approximately 32.8% of the outstanding Common Shares of IsoEnergy.

On December 5, 2023, the Company completed the acquisition of all of the issued and outstanding shares of Consolidated Uranium not already held by IsoEnergy pursuant to a plan of arrangement (the “CUR Arrangement”) under the Business Corporations Act (Ontario). As a result of the CUR Arrangement, Consolidated Uranium became a wholly-owned subsidiary of IsoEnergy.

Effective June 20, 2024, the Company filed articles of continuance to continue from the Province of British Columbia into the Province of Ontario. Shareholders of the Company (“IsoEnergy Shareholders”) approved the continuance at the Company’s annual general and special meeting of shareholders held on May 22, 2024 (the “2024 AGM”).

Intercorporate Relationships

The following table sets out the corporate group of the Company as of the date of this Prospectus, including the governing jurisdiction of each entity:

Summary of the Business

IsoEnergy is a globally diversified uranium company with near-term production, development and exploration projects in top-tier jurisdictions, anchored by the world’s highest grade published indicated uranium resource (based on publicly available information), located in Canada’s Athabasca Basin and fully-permitted, conventional uranium mines in the U.S. ready for restart. The principal business activity of IsoEnergy has been, and continues to be, the acquisition, exploration and evaluation of uranium mineral properties.

The Company has acquired uranium projects in Canada, the United States and Australia, many with significant past expenditures and attractive characteristics for development.

The Company’s portfolio includes, among others: (i) the Larocque East property, located in Saskatchewan, Canada (the “Larocque East Property”); (ii) the Hawk property, located in Saskatchewan, Canada; (iii) the Geiger property, located in Saskatchewan, Canada; (iv) the Thorburn Lake property, located in Saskatchewan, Canada; (v) the Radio project, located in Saskatchewan, Canada; (vi) the Tony M mine, located in Utah, USA (the “Tony M Mine”); (vii) the Daneros mine, located in Utah; (viii) the RIM mine, located in Utah, USA; (ix) the Sage plain property located in Colorado; (x) the Coles Hill project located in Virginia; (xi) the Matoush project located in Quebec; (xii) the Dieter Lake project located in Quebec; (xiii) the Milo Uranium, Copper, Gold, Rare Earth project located in Australia; (xiv) the Ben Lomond uranium project located in Australia (xv) the Queensland projects, located in Australia; and (xvi) the Yarranna uranium project, located in Australia.

As of the date of this Prospctus, the Company has obtained all requisite licences, permits and/or regulatory approvals for its operations as currently conducted and such licences, permits or regulatory approvals are in good standing. The Company has not yet obtained all requisite licences, permits and/or regulatory approvals that may be required for potential future activities and expects to apply for and obtain such licences, permits and/or regulatory approvals as and when required. See “Risk Factors”.

The Company’s material properties are the Larocque East Property and the Tony M Mine, each of which is the subject of a technical report prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). The NI 43-101 technical report in respect of the Larocque East Property is entitled “Technical Report on the Larocque East Project, Northern Saskatchewan, Canada”, as amended, dated August 4, 2022 (the “Larocque East Technical Report”), authored by Mr. Mark B. Mathisen, C.P.G., of SLR Consulting (Canada) Ltd. (“SLR”). The NI 43-101 technical report in respect of the Tony M Mine is entitled “Technical Report on the Tony M Mine, Utah, USA, Report for NI 43-101” dated effective September 9, 2022 (the “Tony M Technical Report”), authored by Mark B. Mathisen, C.P.G. of SLR. The Larocque East Technical Report and the Tony M Technical Report are available under the Company’s profile on SEDAR+.

For a more detailed description of the business of the Company, including with respect to the Company’s material mineral properties, prospective investors should refer to the Company’s Annual Information Form and other documents incorporated by reference into this Prospectus and available under the Company’s profile on SEDAR+ at www.sedarplus.ca.

Recent Developments

On July 8, 2024, the Common Shares commenced trading on the TSX and were voluntarily delisted from the TSX Venture Exchange prior to commencement of trading on the TSX.

On July 22, 2024, IsoEnergy completed the sale to Jaguar Uranium Corp. (“Jaguar”) of 100% of the issued and outstanding shares of its wholly-owned subsidiary, which held a 100% interest in the Laguna Salada project located in Chubut and the Huemul project located in Mendoza, Argentina. As consideration for the transaction, the Company received a combination of common shares of Jaguar, and net smelter returns royalties payable on production from the properties sold to Jaguar.

See “Recent Developments” in the Company’s Annual Information Form.

CONSOLIDATED CAPITALIZATION

The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the Company’s share and loan capitalization that will result from the issuance of Securities pursuant to such Prospectus Supplement.

There have been no material changes to the Company’s share and loan capitalization on a consolidated basis since June 30, 2024, the date of the Company’s Interim Financial Statements.

USE OF PROCEEDS

While the details with respect to any offering of Securities and the related use of proceeds are not known at this time, unless otherwise specified in a Prospectus Supplement, the Company anticipates that the net proceeds from the sale of the Securities may used to fund, among other things, (i) accelerated drilling programs at one or more of the Company’s properties in the event of positive exploration results, (ii) commissioning and completion of economic studies on one or more of the Company’s material properties, (iii) the potential purchase of equipment, including a mining fleet and ore transportation trucks, for use at the Company’s projects in Utah, (iv) potential acquisitions and acquisition-related costs, and (v) general working capital purposes. Particulars with respect to the net proceeds to the Company from any offering of Securities, the proposed use of those proceeds and the specific business objectives that the Company expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities.

Although the Company regularly engages in discussions with potential counterparties with respect to potential transactions, as of the date of this Prospectus, the Company does not have any planned acquisitions that would meet the definition of a “probable” acquisition pursuant to 10.2(2) of Form 44-101F1.

While detailed information with respect to the use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement, there may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set forth in the applicable Prospectus Supplement. The Company may invest funds which it does not immediately use. Such investments may include short-term marketable investment grade securities. The Company may, from time to time, issue securities other than pursuant to this Prospectus. See “Risk Factors”.

The Company has not, to date, generated positive cash flow from operating activities. The Company had negative operating cash flow for the year ended December 31, 2023 and the three and six-month period ended June 30, 2024. Although the Company anticipates it will have positive cash flow from operating activities in future periods, the Company cannot guarantee it will generate positive cash flow from operating activities in future periods. To the extent that the Company has negative cash flow in any future period, the Company may need to deploy a portion of its existing working capital to fund such negative cash flows. The Company expects that the current working capital will be sufficient to fund current operations and capital requirements for the next 12 months. The Company’s expectations regarding sufficient financial resources to fund the Company’s planned operations and cash requirements for at least 12 months following the date of this Prospectus is based on expectations and assumptions that reflect management’s intended courses of action for the Company and current expectations for the period covered, given management’s judgment as to the most probable set of conditions. These expectations and assumptions, although considered reasonable by management at the date of this Prospectus, may prove to be incorrect and may not materialize as expected. Subsequent to the date of this Prospectus, events and circumstances may occur that were unanticipated or that otherwise impact actual results. Accordingly, there is a significant risk that actual results achieved for this 12 month period will vary from the expected results and that such variations may be material. There is no representation that actual results achieved during this period will be the same in whole or in part as those that are currently expected. Important factors that could cause actual results to vary materially from the anticipated results include those disclosed under “Risk Factors”. See “Risk Factors – Negative Operating Cash Flow and Dependence on Third-Party Financing”.

PLAN OF DISTRIBUTION

General

The Company may from time to time during the 25-month period that this Prospectus, including any amendments and supplements hereto, remains valid, offer for sale and sell up to an aggregate of $200,000,000 in Securities hereunder.

The Securities may be sold by us (i) directly pursuant to applicable statutory exemptions, (ii) to or through underwriters or dealers, or (iii) through designated agents. The Prospectus Supplement relating to a particular offering of Securities will identify any underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the purchase price of the Securities (or the manner of determination thereof if offered on a non-fixed price basis), the net proceeds to us and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with our Securities offered by that Prospectus Supplement. A Prospectus Supplement may provide that the Securities sold thereunder will be “flow-through” securities.

The Securities may be sold from time to time in one or more transactions at a fixed price prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be “at-the-market distributions” as defined in NI 44-102, including sales made directly on the TSX or other existing trading markets for the Securities, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for the Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation that they receive from the Company and any profit that they make on the resale of the Securities, may be deemed to be underwriting commissions.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian securities legislation, or to contribution with respect to payments, which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Underwriters, dealers or agents may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” and subject to limitations imposed by and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws, which includes sales made directly on an existing trading market for the Common Shares, or sales made to or through a market maker other than on an exchange. In connection with any offering of Securities, subject to applicable laws and other than an “at-the-market distribution” (as defined in NI 44-102), or as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which are intended to stabilize, maintain or otherwise affect the market price of the offered Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. No underwriter, dealer or agent involved in an “at-the-market distribution”, no affiliate of such an underwriter, dealer or agent and no person or company acting jointly or in concert with such an underwriter, dealer or agent may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities distributed, including selling an aggregate number or principal amount of securities that would result in the underwriter, dealer or agent creating an over-allocation position in the Securities distributed.

If underwriters or dealers purchase Securities as principals, the Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. The obligations of the underwriters or dealers to purchase those Securities will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the Securities offered by the Prospectus Supplement if any of such Securities are purchased. If agents are used in an offering, unless otherwise indicated in the Prospectus Supplement, such agents will be acting on a “best efforts” basis for the period of their appointment. Any offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

Unless specified in the applicable Prospectus Supplement, there is no market through which the Warrants, Units, Debt Securities, and Subscription Receipts may be sold and purchasers may not be able to resell the Warrants, Units, Debt Securities, and Subscription Receipts purchased under this Prospectus and the Prospectus Supplement. This may affect the pricing of the Warrants, Units, Debt Securities, and Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of the Warrants, Units, Debt Securities, and Subscription Receipts and the extent of issuer regulation. See “Risk Factors”.

Offerings in the United States

The Securities have not been, and will not be, registered under the U.S. Securities Act or any state securities laws and, subject to certain exceptions, may not be offered or sold or otherwise transferred or disposed of in the United States absent registration or pursuant to an applicable exemption from registration under the U.S. Securities Act and applicable state securities laws. In addition, until 40 days after the commencement of an offering of Securities under any applicable Prospectus Supplement, an offer or sale of Securities within the United States by any dealer (whether or not participating in the offering of Securities) may violate the registration requirements of the U.S. Securities Act if such offer is made otherwise than in reliance on an exemption from the registration requirements of the U.S. Securities Act.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

Common Shares

The authorized share capital of the Company consists of an unlimited number of Common Shares. As of the date of this Prospectus, there are an aggregate of 178,759,275 Common Shares issued and outstanding.

The holders of Common Shares are entitled to receive notice of any meetings of shareholders of the Company, to attend and to cast one vote per Common Share at all such meetings, except meetings at which only holders of another class or series of shares are entitled to vote separately as such class or series. Holders of Common Shares are entitled to receive on a pro rata basis such dividends, if any, as and when declared by the Board of Directors of the Company at its discretion from funds legally available therefor. In the event of any liquidation, dissolution or winding up of the Company or other distribution of the assets of the Company among holders of Common Shares for the purposes of winding-up its affairs, the holders of Common Shares will be entitled, subject to the rights of the holders of any other class or series of shares ranking senior to the Common Shares, to receive on a pro rata basis the remaining property or assets of IsoEnergy available for distribution, after the payment of debts and other liabilities. The Common Shares do not carry any cumulative voting, pre-emptive, subscription, redemption, retraction or conversion rights, nor do they contain any sinking or purchase fund provisions.

Common Shares may be sold separately or together with certain other Securities under this Prospectus. Common Shares may also be issuable on conversion, exchange, exercise or maturity of certain other Securities qualified for issuance under this Prospectus.

Warrants

The following description sets forth certain general terms and provisions of Warrants for the purchase of Common Shares, Units, or Debt Securities that may be issued hereunder and is not intended to be complete. The Warrants may be offered separately or together with other Securities, as the case may be. Warrants may be issued at various times under one or more warrant indenture to be entered into by the Company and one or more banks or trust companies acting as warrant agent.

The statements made in this Prospectus relating to any warrant indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable warrant indenture. You should refer to the warrant indenture relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture relating to an offering or Warrants will be filed by the Company with the securities regulatory authorities in applicable Canadian offering jurisdictions after the Company has entered into it.

The particular terms of each issue of Warrants will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of Warrants;

•	the price at which the Warrants will be offered;

•	the designation, number and terms of the Common Shares, Units or Debt Securities, as applicable, purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the date on which the right to exercise the Warrants will commence and the date on which such right will expire;

•	the exercise price of the Warrants;

•	if the Warrants are issued as a Unit with another Security, the date, if any, on and after which the Warrants and the other Security will be separately transferable;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	whether the Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	provisions as to modification, amendment or variation of the warrant indenture or any rights or terms of such Warrants, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Units, Debt Securities or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	the material Canadian federal income tax consequences of owning the Warrants; and

•	any other material terms or conditions of the Warrants.

Warrant certificates will be exchangeable for new Warrant certificates of different denominations at the office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities subject to the Warrants. The Company may amend the warrant indenture(s) and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not prejudice the rights of the holders of outstanding Warrants, as a group.

Units

The following description sets forth certain general terms and provisions of the Units that may be issued hereunder and is not intended to be complete. Units may be issued at various times comprising any combination of the other Securities described in this Prospectus. Each Unit will be issued so that the holder of such Unit is also the holder of each Security comprising such Unit. Therefore, the holder of a Unit will have the rights and obligations of a holder of each included Security (except in some cases where the right to transfer an included Security of a Unit may not occur without the transfer of the other included Security comprising part of such Unit). The Units may be offered separately or together with other Securities, as the case may be.

The particular terms of each issue of Units will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of Units;

•	the price at which the Units will be offered;

•	the designation and terms of the Units and the Common Shares, Warrants and/or Debt Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•	whether the Company will apply to list the Units on any exchange;

•	the material Canadian federal income tax consequences of owning the Units, including how the purchase price paid will be allocated among the Securities comprising the Units; and

•	whether the Units will be issued in fully registered or global form.

Debt Securities

The Debt Securities will be senior or subordinated unsecured indebtedness of the Company as described in the relevant Prospectus Supplement. If the Debt Securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of the Company, from time to time issued and outstanding, which is not subordinated.

If the Debt Securities are subordinated indebtedness, they will rank equally and rateably with all other subordinated Debt Securities from time to time issued and outstanding. In the event of the insolvency or winding-up of the Company, the subordinated Debt Securities will be subordinated and postponed in right of payment to the prior payment in full of all other liabilities and indebtedness of the Company, other than indebtedness that, by its terms, ranks equally with, or subordinate to, such subordinated Debt Securities.

Any convertible or exchangeable Debt Securities will be convertible or exchangeable only for other securities of the Company.

In conformity with applicable laws of Canada, for all bonds and notes of companies that are publicly offered, the Debt Securities will be governed by a document called an “indenture”. There will be a separate indenture for the senior Debt Securities and the subordinated Debt Securities. An indenture is a contract between a financial institution, acting on a holder’s behalf as trustee of the Debt Securities offered, and the Company. The trustee has two main roles. First, subject to certain limitations on the extent to which the trustee can act, the trustee can enforce rights against the Company if it defaults on its obligations under the indenture. Second, the trustee performs certain administrative duties for the Company. The aggregate principal amount of Debt Securities that may be issued under each indenture is unlimited. A copy of the form of each indenture to be entered into in connection with offerings of Debt Securities will be filed with the applicable securities regulatory authorities in Canada when it is entered into. A copy of any indenture or supplement thereto entered into by the Company will be filed with securities regulatory authorities and will be available under the Company’s profile on SEDAR+ at www.sedarplus.ca.

This Prospectus does not qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this Prospectus may qualify for issuance Debt Securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as a prime rate or bankers’ acceptance rate, or to recognized market benchmark interest rates commonly known as CORRA (the Canadian Overnight Repo Rate Average), EURIBOR, or a United States federal funds rate.

Selected provisions of the Debt Securities and the indenture(s) under which such Debt Securities will be issued are summarized below. This summary is not complete. The statements made in this Prospectus relating to any indenture and Debt Securities to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable indenture. The indentures will not limit the amount of Debt Securities that the Company may issue thereunder. The Company may issue Debt Securities from time to time under an indenture in one or more series by entering into supplemental indentures or by the Board of Directors of the Company or a duly authorized committee authorizing the issuance. The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

The Prospectus Supplement for a particular series of Debt Securities will disclose the specific terms of such Debt Securities, including the price or prices at which the Debt Securities to be offered will be issued, and information pertaining to earnings coverage ratios required by item 6.1 of Form 44-101F1. The terms and provisions of any Debt Securities offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of such terms. Those terms may include some or all of the following:

•	the designation, aggregate principal amount and authorized denominations of such Debt Securities;

•	the indenture under which such Debt Securities will be issued and the trustee(s) thereunder;

•	the currency or currency units for which the Debt Securities may be purchased and the currency or currency unit in which the principal and any interest is payable (in either case, if other than Canadian dollars);

•	whether such Debt Securities are senior or subordinated and, if subordinated, the applicable subordination provisions;

•	the percentage of the principal amount at which such Debt Securities will be issued;

•	the date or dates on which such Debt Securities will mature;

•	the rate or rates per annum at which such Debt Securities will bear interest (if any), or the method of determination of such rates (if any);

•	the dates on which any such interest will be payable and the record dates for such payments;

•	any redemption term or terms under which such Debt Securities may be defeased;

•	whether such Debt Securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	the place or places where principal, premium and interest will be payable;

•	the designation and terms of any other Securities with which the Debt Securities will be offered, if any, and the principal amount of Debt Securities that will be offered with each Security;

•	the securities exchange(s) on which such series of Debt Securities will be listed, if any;

•	any terms relating to the modification, amendment or waiver of any terms of such Debt Securities or the applicable indenture;

•	any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such series of debt securities to be due and payable;

•	governing law;

•	any limit upon the aggregate principal amount of the Debt Securities of such series that may be authenticated and delivered under the indenture;

•	if other than the Company or the trustee, the identity of each registrar and/or paying agent;

•	if the Debt Securities are issued as a Unit with another Security, the date on and after which the Debt Securities and other Security will be separately transferable;

•	if the Debt Securities are to be issued upon the exercise of Warrants, the time, manner and place for such Securities to be authenticated and delivered;

•	if the Debt Securities are to be convertible or exchangeable into other securities of the Company, the terms and procedures for the conversion or exchange of the Debt Securities into other securities; and

•	any other specific terms of the Debt Securities of such series, including any events of default or covenants.

Subscription Receipts

The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. Subscription Receipts may be issued at various times which will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants, Units, Debt Securities, or any combination thereof. The Subscription Receipts may be offered separately or together with other Securities, as the case may be. Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.

The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the applicable Subscription Receipt Agreement. You should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. A copy of any Subscription Receipt Agreement relating to an offering or Subscription Receipts will be filed by the Company with the securities regulatory authorities in applicable Canadian offering jurisdictions after the Company has entered into it.

The particular terms of each issue of Subscription Receipts will be described in the related Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of such Subscription Receipts being offered;

•	the price at which such Subscription Receipts will be offered;

•	the designation, number and terms of the Common Shares, Warrants, Units, Debt Securities, or any combination thereof to be received by the holders of such Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

•	the conditions (the “Release Conditions”) that must be met in order for holders of such Subscription Receipts to receive, for no additional consideration, Common Shares, Warrants, Units, Debt Securities, or any combination thereof;

•	the procedures for the issuance and delivery of the Common Shares, Warrants, Units, Debt Securities or any combination thereof to holders of such Subscription Receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of such Subscription Receipts upon delivery of the Common Shares, Warrants, Units, Debt Securities or any combination thereof upon satisfaction of the Release Conditions;

•	the identity of the Escrow Agent;

•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of such Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions and if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

•	procedures for the refund by the Escrow Agent to holders of such Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•	any contractual right of rescission to be granted to initial purchasers of such Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Company to purchase such Subscription Receipts in the open market by private agreement or otherwise;

•	if the Subscription Receipts are issued as a Unit with another Security, the date, if any, on and after which the Subscription Receipts and the other Security will be separately transferable;

•	whether the Company will issue such Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

•	whether the Company will issue such Subscription Receipts as bearer securities, as registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of such Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Warrants, Units, Debt Securities, or other securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	whether the Company will apply to list such Subscription Receipts on any exchange;

•	the material Canadian federal income tax consequences of owning the Subscription Receipts; and

•	any other material terms or conditions of such Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants, Units, Debt Securities, or a combination thereof on exchange or conversion of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Company may amend the Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holder of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

PRIOR SALES

Information in respect of the Common Shares that the Company issued within the previous 12 month period, including issuances of all securities convertible or exchangeable into Common Shares, will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

MARKET FOR SECURITIES

The outstanding Common Shares are currently traded on the TSX under the trading symbol “ISO” and on the OTCQX under the trading symbol “ISENF”. Trading price and volume of the Common Shares will be provided as required in each Prospectus Supplement to the Prospectus.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

RISK FACTORS

An investment in the Securities involves a high degree of risk and must be considered speculative due to the nature of the Company's business and present stage of development. Before making an investment decision, prospective purchasers of Securities should carefully consider the information described in this Prospectus and the documents incorporated by reference herein, including the applicable Prospectus Supplement. There are certain risks inherent in an investment in the Securities, including the factors described below and under the heading “Risk Factors” in the Annual Information Form and any other risk factors described herein or in a document incorporated by reference herein, which investors should carefully consider before investing. Additional risk factors relating to a specific offering of Securities will be described in the applicable Prospectus Supplement. Some of the factors described herein, in the documents incorporated by reference herein, and/or the applicable Prospectus Supplement are interrelated and, consequently, investors should treat such risk factors as a whole. If any of the risk factors described herein, in the Annual Information Form, in another document incorporated by reference herein or in the applicable Prospectus Supplement occur, it could have a material adverse effect on the business, financial condition and results of operations of the Company. Additional risks and uncertainties of which the Company currently is unaware or that are unknown or that it currently deems to be immaterial could have a material adverse effect on the Company's business, financial condition and results of operation. The Company cannot assure purchasers that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described herein, in the Annual Information Form, in the other documents incorporated by reference herein or in the applicable Prospectus Supplement or other unforeseen risks.

Risks Related to an Offering of Securities

An Investment in the Securities is Speculative

An investment in the Securities and the Company’s prospects generally, are speculative due to the risky nature of its business and the present state of its development. Investors may lose their entire investment and should carefully consider the risk factors described below and under the heading “Risk Factors” in the Annual Information Form.

Discretion in the Use of Proceeds

While detailed information regarding the use of proceeds from the sale of the Securities will be described in the applicable Prospectus Supplement, the Company will have broad discretion over the use of net proceeds from an offering by the Company of the Securities. There may be circumstances where, for sound business reasons, a reallocation of funds may be deemed prudent or necessary. In such circumstances the net proceeds will be reallocated at the Company’s sole discretion.

Management will have discretion concerning the use of proceeds described in the applicable Prospectus Supplement as well as the timing of their expenditures. As a result, an investor will be relying on the judgment of management for the application of the proceeds. Management may use the net proceeds described in a Prospectus Supplement in ways that an investor may not consider desirable. The results and the effectiveness of the application of the proceeds are uncertain. If the proceeds are not applied effectively, the Company’s results of operations may suffer.

Additional Financing

The continued development of the Company may require additional financing. There is no guarantee that the Company will be able to achieve its business objectives. The Company intends to fund its business objectives by way of additional offerings of equity and/or debt financing as well as through anticipated positive cash flow from operations in the future. The failure to raise or procure such additional funds or the failure to achieve positive cash flow could result in the delay or indefinite postponement of current business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Company. If additional funds are raised by offering equity securities, existing shareholders could suffer significant dilution, and any new equity securities issued could have rights, preferences and privileges superior to those of holders of Common Shares. In addition, any debt financings may increase the Company’s debt levels above industry standards. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital and to pursue business opportunities, including potential acquisitions or the disposition of assets. Debt financings may also contain provisions which, if breached, may entitle lenders or their agents to accelerate repayment of loans and/or realize upon security over the assets of the Company, and there is no assurance that the Company would be able to repay such loans in such an event or prevent the enforcement of security granted pursuant to such debt financing. The Company will require additional financing to fund its operations until positive cash flow is achieved, see “Risk Factors – Risks Related to an Offering of Securities – Negative Operating Cash Flow and Dependence on Third-Party Financing” and “Risk Factors – Risks Related to an Offering of Securities – Risks Related to Dilution”.

Market for Securities

There is currently no market through which the Securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, such unlisted Securities may not be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell such unlisted Securities purchased under this Prospectus. This may affect the pricing of our Securities, other than our Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. There can be no assurance that an active trading market for our Securities, other than the Common Shares, will develop or, if developed, that any such market, including for the Common Shares, will be sustained.

Volatile Market Price of the Common Shares

The market price of the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control. This volatility may affect the ability of holders of Common Shares to sell their securities at an advantageous price. Market price fluctuations in the Common Shares may be due to the Company’s operating results failing to meet expectations of securities analysts or investors in any period; downward revision in securities analysts’ estimates; adverse changes in general market conditions or economic trends; changes in the economic performance or market valuations of companies in the industry in which the Company operates; addition or departure of the Company’s executive officers, directors and other key personnel and consultants; release or expiration of transfer restrictions on outstanding Common Shares; sales or perceived sales of additional shares; regulatory changes affecting the Company’s industry generally and its business both domestically and abroad; announcements of developments and other material events by the Company or its competitors, fluctuations in the cost of vital production materials and services; changes in global financial markets, global economies, general market conditions, interest rates and volatility in the price of the Company’s products which may be impacted by a variety of factors; fluctuations in the price of Common Shares that cause short sellers to enter the market; the sentiment of retail investors (including as may be expressed on financial trading and other social media sites); significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or its competitors; operating and share price performance of other companies that purchasers deem comparable to the Company or from a lack of market comparable companies; or news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Company’s industry or target markets; along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Common Shares.

Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies (such as the COVID-19 pandemic). Accordingly, the market price of the Common Shares may decline even if the Company’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company’s operations could be adversely impacted, and the trading price of the Common Shares may be materially adversely affected.

Active Liquid Market for Common Shares

There may not be an active, liquid market for the Common Shares. There is no guarantee that an active trading market for the Common Shares will be maintained on the TSX and/or the OTCQX. Investors may not be able to sell their Common Shares quickly or at the latest market price if trading in the Common Shares is not active.

Risks Related to Dilution

The Company may issue additional securities in the future, which may dilute a shareholder’s holdings in the Company. The Company’s articles permit the issuance of an unlimited number of Common Shares, and shareholders will have no pre-emptive rights in connection with such further issuance. The directors of the Company have discretion to determine the price and the terms of further issuances. Moreover, additional Common Shares will be issued by the Company on the exercise of options issued under the Company’s stock option plan, the vesting of restricted share units issued under the Company’s restricted share unit plan and upon the exercise of other outstanding convertible securities and obligations. Furthermore, the Company may complete additional corporate and property acquisitions pursuant to which it may issue Common Shares or other equity as partial or full consideration for such acquisitions.

Risks Related to the Business

Negative Operating Cash Flow and Dependence on Third-Party Financing

Given that the Company’s properties have yet to enter commercial production and generate cash flow, the Company had negative operating cash flow for its financial year ended December 31, 2023. The Company has no history of earnings or a return on investment, and there is no assurance that any of its properties or any business that the Company may acquire or undertake will generate earnings, operate profitably or provide a return on investment in the future. As a result, the Company is dependent on third-party financing to continue exploration activities on the Company’s properties. Accordingly, the amount and timing of capital expenditures and the Company’s ability to conduct further exploration activities at its properties depends on the Company’s cash reserves and access to third-party financing. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of the Company’s properties, including the Larocque East Property and the Tony M Mine, or require the Company to sell one or more of its properties.

Furthermore, additional financing may not be available when needed, or if available, the terms of such financing might not be favourable to the Company and might involve substantial dilution to existing shareholders of the Company. The Company’s access to third-party financing depends on a number factors, including the price of uranium, the results of ongoing exploration and development, any economic or other analysis performed with respect the Company’s properties, a significant event disrupting the Company’s business or the uranium industry generally, or other factors may make it difficult or impossible to obtain financing through debt, equity, or other means on favourable terms, or at all. Failure to raise capital when needed would have a material adverse effect on the Company’s business, financial condition, prospects and outlook.

Climate change related risks

Due to changes in local and global climatic conditions, many analysts and scientists predict an increase in the frequency of extreme weather events such as floods, droughts, forest and brush fires, and extreme storms. Such events could materially disrupt the Company’s operations, particularly if they affect the Company’s sites, impact local infrastructure or threaten the health and safety of the Company’s employees, contractors and/or local communities. In addition, reported warming trends could result in later freeze-ups and warmer lake temperatures, including in the Athabasca Basin region, potentially affecting the Company’s winter exploration programs at certain of its material projects. Any such event could result in material economic harm to IsoEnergy.

The Company is focused on operating in a manner designed to minimize the environmental impacts of its activities; however, certain environmental impacts from mineral exploration and development activities may be unavoidable. Increased environmental regulation and/or the use of fiscal policy by regulators in response to concerns over climate change and other environmental impacts, such as additional taxes levied on activities deemed harmful to the environment, could have a material adverse effect on the Company’s financial condition or results of operations.

Enforcement of Foreign Judgements

Two directors of the Company reside outside of Canada. Some or all of the assets of such persons may be located outside of Canada. Therefore, it may not be possible for investors to collect or to enforce judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable Canadian securities laws against such persons. Moreover, it may not be possible for investors to effect service of process within Canada upon such persons.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

The Company is not aware of: (a) any legal proceedings to which the Company is a party, or to which any of the Company’s property is subject, which would be material to the Company or of any such proceedings being contemplated; (b) any penalties or sanctions imposed by a court relating to securities legislation, or other penalties or sanctions imposed by a court or regulatory body against the Company that would likely be considered important to a reasonable investor making an investment decision; and (c) any settlement agreements that the Company has entered into before a court relating to securities legislation or with a securities regulatory authority.

LEGAL MATTERS

Certain legal matters in connection with any offering under the Prospectus will be passed upon on behalf of the Company by Cassels Brock & Blackwell LLP with respect to matters of Canadian law. As at the date hereof, the partners and associates of Cassels Brock & Blackwell LLP beneficially own, directly and indirectly, in the aggregate, less than 1% of the Common Shares.

INTEREST OF EXPERTS

Mark B. Mathisen, C.P.G. of SLR is a “qualified person” (as defined in NI 43-101) and has been responsible for preparing the Larocque East Technical Report and has reviewed and approved the technical information related to the Larocque East Property contained or incorporated by reference in this Prospectus, other than the disclosure regarding the updates on the recommended work program and details of the exploration and development plan that the Company is planning and currently executing on the Larocque East Property included in the Annual Information Form under the heading “The Larocque East Property – Exploration, Development and Production”.

Darryl Clark, P.Geo., IsoEnergy’s Executive Vice President, Exploration and Development is a “qualified person” (as defined in NI 43-101) and has reviewed and approved the information regarding the updates on the recommended work program and details of the exploration and development plan that IsoEnergy is planning and currently executing on the Larocque East Property included in the Annual Information Form under the heading “The Larocque East Property – Exploration, Development and Production”.

Mark B. Mathisen, C.P.G. of SLR is a “qualified person” (as defined in NI 43-101) and has been responsible for preparing Tony M Technical Report and has reviewed and approved the technical information related to Tony M Mine contained or incorporated by reference in this Prospectus, other than the other than the disclosure regarding the updates on the recommended work program and details of the 2023 drill program completed on the Tony M Mine included in the Annual Information Form under the heading “The Tony M Mine – Exploration, Development and Production”.

Dean T. Wilton, PG, CPG, MAIG, a consultant of IsoEnergy is a “qualified person” (as defined in NI 43-101) and has reviewed and approved the information regarding the updates on the recommended work program and details of the 2023 drill program completed on the Tony M Mine included in the Annual Information Form under the heading “The Tony M Mine – Exploration, Development and Production”.

The aforementioned firms or persons held either less than 1% or no securities of the Company or of any associate or affiliate of the Company when they rendered services or prepared the reports referred to, as applicable, or following the rendering of services or preparation of such reports, as applicable, and either did not receive any or received less than 1% direct or indirect interest in any securities of the Company or of any associate or affiliate of the Company in connection with the rendering of such services or preparation of such reports. None of the aforementioned firms or persons, nor any directors, officers or employees of such firms, are currently, or are expected to be elected, appointed or employed as, a director, officer or employee of the Corporation.

KPMG LLP, Chartered Professional Accountants, is the auditor of the Company and has confirmed that they are independent with respect to the Company within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in all provinces of Canada and any applicable legislation or regulation.

The Audited consolidated financial statements of Consolidated Uranium for the fiscal years ended December 31, 2022 and 2021 and the notes thereto, together with the auditor’s report thereon incorporated by reference in this prospectus have been audited by McGovern Hurley LLP, Chartered Professional Accountants (“McGovern Hurley”). McGovern Hurley has confirmed that, at the time of their audit, they were independent with respect to Consolidated Uranium within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in all provinces of Canada and any applicable legislation or regulation.

TRANSFER AGENT AND REGISTRAR

The registrar and transfer agent for the Common Shares is Computershare Investor Services Inc. at its offices in Vancouver, British Columbia.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Section 136 of the Business Corporations Act (Ontario) (the “OBCA”) as amended, provides, in part, as follows:

(1)	A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2)	A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfil the conditions set out in subsection (3).

(3)	A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request.

(4)	In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4.1)	A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

(4.2)	Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

(a) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b) fulfils the conditions set out in subsections (3) and (4).

(4.3)	A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,

(a) in the individual’s capacity as a director or officer of the corporation; or

(b)  in the individual’s capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

(5)	A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

(6)	Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

Article 6.04 of By-Law No. 1 of the Registrant provides as follows: Subject to the limitations contained in the OBCA, the Registrant shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity, if

(a)	the individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request;

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful; and

(c)	a court or other competent authority has not judged that the individual has committed any fault or omitted to do anything that the individual ought to have done.

The Registrant shall also indemnify such person in such other circumstances as the OBCA permits or requires. The Registrant may advance monies to a director, officer or other individual for costs, charges and expenses of a proceeding referred to above. The individual shall repay the monies if he or she does not fulfill the conditions set out in paragraphs (a) and (b) above.

The Registrant has entered into indemnification agreements with each of its directors that provide for indemnification in accordance with the terms of Article 6.04 of By-Law No. 1.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

(a)	Concurrent with the filing of this Registration Statement on Form F-10, the Corporation has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the agent for service of process of the Corporation shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

FORM F-10

EXHIBITS OF ISOENERGY LTD.

EXHIBIT NUMBER	DESCRIPTION
4.1	Annual Information Form for the year ended December 31, 2024 (incorporated by reference to Exhibit 99.6 to the Registrant’s Registration Statement on Form 40-F filed with the SEC on April 23, 2025 (File No. 001-42611) (the “Form 40-F”)).

4.2	Audited Consolidated Financial Statements for the years ended December 31, 2024 and 2023 (amended) (incorporated by reference to Exhibit 99.8 to the Form 40-F).

4.3	Management’s Discussion and Analysis for the years ended December 31, 2024 and 2023 (incorporated by reference to Exhibit 99.7 to the Form 40-F).

4.4	Unaudited Condensed Consolidated Interim Financial Statements for the three months ended March 31, 2025 and 2024 (incorporated by reference to Exhibit 99.2 to the Registrant’s Report on Form 6-K filed with the SEC on May 7, 2025 (File No. 001-42611)).

4.5	Management’s Discussion and Analysis for the three months ended March 31, 2025 and 2024 (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K filed with the SEC on May 7, 2025 (File No. 001-42611)).

4.6	Management Information Circular of the Registrant, dated April 19, 2024 prepared in connection with the annual meeting of the shareholders of the Registrant held on May 22, 2024 (incorporated by reference to Exhibit 99.45 to the Form 40-F).

4.7	Material Change Report dated February 14, 2025 (incorporated by reference to Exhibit 99.10 to the Form 40-F).

4.8	Material Change Report dated March 5, 2025 (incorporated by reference to Exhibit 99.5 to the Form 40-F).

4.9	Material Change Report dated March 24, 2025 (incorporated by reference to Exhibit 99.2 to the Form 40-F).

5.1	Consent of KPMG LLP.

5.2	Consent of Cassels Brock & Blackwell LLP.

5.3	Consent of Mark B. Mathisen, C.P.G.

5.4	Consent of Dean T. Wilton, P.G., C.P.G., M.A.I.G.

5.5	Consent of Dan Brisbin, P.Geo., Ph.D.

6.1	Powers of Attorney (included on the signature pages of this Registration Statement on Form F-10).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Province of Saskatchewan, Country of Canada, on May 13, 2025.

ISOENERGY LTD.

By:	/s/ Graham du Preez
	Name:	Graham du Preez
	Title:	Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Philip Williams and Graham du Preez as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 13, 2025:

Signature	Title

/s/ Philip Williams	Chief Executive Officer and Director
Philip Williams	(Principal Executive Officer)

/s/ Graham du Preez	Chief Financial Officer
Graham du Preez	(Principal Financial and Accounting Officer)

/s/ Richard Patricio	Chairman
Richard Patricio

/s/ Leigh Curyer	Vice Chairman
Leigh Curyer

/s/ Chris McFadden	Director
Chris McFadden

/s/ Peter Netupsky	Director
Peter Netupsky

/s/ Mark Raguz	Director
Mark Raguz

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of IsoEnergy Ltd. in the United States, on May 13, 2025.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director